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                                   EXHIBIT 11
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                               STATEMENT REGARDING COMPUTATION OF NET LOSS PER PARTNERSHIP INTEREST

                                                     Three Months         Three Months         Nine Months           Nine Months
                                                         Ended               Ended                Ended                 Ended
                                                  September 30, 1996   September 30, 1995   September 30, 1996    September 30, 1995
                                                  ------------------   ------------------   ------------------    ------------------
Net loss-Limited Partners                               $(7,729)          $(2,622,052)         $(4,839,643)          $(8,165,772)
                                                        =======           ===========          ===========           ===========

Average Class A and B limited partnership
 interests outstanding                                      921                   921                  921                   921
                                                        =======           ===========          ===========           ===========

Net loss per Class A and B limited partnership
 interest                                               $    (8)          $    (2,847)         $    (5,255)          $    (8,866)
                                                        =======           ===========          ===========           ===========
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